                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                             Jurisdiction of
                                             Incorporation                   OTHER NAMES UNDER WHICH
 NAME OF SUBSIDIARY                          or Organization                 SUBSIDIARY DOES BUSINESS
 ------------------                          ---------------                 ------------------------
 Scotsman Group Inc.                         Delaware                        Scotsman
                                                                             Scotsman Commercial Ice
                                                                              Systems, Inc.
                                                                             Scotsman Ice Systems
                                                                             Scotsman of Los Angeles
 Beleggingsmaatschappij
     Interrub B.V.                           Netherlands                     None

 Booth, Inc.                                 Texas                           Crystal Tips

 Castel MAC, S.p.A.                          Italy                           None

 Charles Needham Industries, Inc.            Michigan                        None
 Charles Needham Industries LP               Delaware Limited Partnership    Kysor/Needham

 DFC Holding Corporation                     Delaware                        None
 The Delfield Company                        Delaware                        None

 Frimont, S.p.A.                             Italy                           None

 Hartek Awagem Vertriebsges m.b.H.           Austria                         None
 Hartek Beverage Handling GmbH               Germany                         None

 Kysor/Bangor, Inc.                          Michigan                        None
 Kysor Business Trust                        Delaware Business Trust         None

 Kysor CNI, Inc.                             Michigan                        None

 Kysor Industrial Corporation                Michigan                        Kysor/Warren
 Kysor/Kalt, Inc.                            Michigan                        None

 Kysor/Warren de Mexico                      Mexico                          None
  S. De R.L. De C.V.
 Kysor Worldwide Corp.                       Barbados                        None

 Scotsman Drink Limited                      England                         None


                                             Jurisdiction of
                                             Incorporation                   OTHER NAMES UNDER WHICH
 NAME OF SUBSIDIARY                          or Organization                 SUBSIDIARY DOES BUSINESS
 ------------------                          ---------------                 ------------------------
 Scotsman Group FSC, Inc.                    Barbados                        None
 Shenyang Scotsman-Xinle                     China                           None
  Refrigeration Equipment
  Manufacturing Co. Ltd.
   (60% owned)

 Whitlenge Acquisition Limited               England                         None
 Whitlenge Drink Equipment Limited           England                         None